Contact:	John Stelben
Interim Chief Financial Officer
(301) 581-5729

Drew Asher
SVP, Corporate Finance
(301) 581-5717

Coventry Health Care Reports First Quarter Earnings of $0.66 per Diluted Share

BETHESDA, Md. (April 30, 2010) - Coventry Health Care, Inc. (NYSE: CVH) today reported consolidated operating results for the quarter ended March 31, 2010.  Operating revenues totaled $2.9 billion for the quarter with net earnings of $97.3 million, or $0.66 earnings per diluted share (EPS).  Excluding the favorable impact of Medicare Advantage Private Fee-for-Service (MA-PFFS) results(1) in the quarter, operating revenues totaled $2.9 billion for the quarter with net earnings of $71.9 million, or $0.49 EPS.

“While it is still early in the year, I am pleased with our first quarter financial results particularly given the challenging macroeconomic operating environment,” said Allen F. Wise, chairman and chief executive officer of Coventry.  “Coventry will continue to focus on our seven core businesses and strive to improve our cost structure which we feel best positions us for future success.”

Consolidated Highlights
•	Commercial risk membership of 1,501,000, up from 1,418,000 at year-end
o	Sequential organic membership growth in small group products
o	Closed Preferred Health Systems, Inc. acquisition on February 1, 2010
•	Continued sequential membership growth in Medicare Advantage Coordinated Care Plans (MA-CCP) and Medicaid
•	Awarded Medicaid services contract with the State of Nebraska effective August 1, 2010
•	Commenced Medicaid operations in the Pennsylvania Southeast Region effective April 1, 2010
•	GAAP cash flows from operations were ($186.9) million
o	Excluding the impact of MA-PFFS, cash flows from operations were $110.9 million(1)
•	Approximately $450 million of deployable free cash at the parent at quarter-end
•	Increasing full year EPS guidance to a range of $2.35 to $2.50 from the prior range of $2.10 to $2.25
o	EPS guidance range of $2.18 to $2.33 excluding the $0.17 first quarter impact from MA-PFFS as well as any impact from MA-PFFS for the remainder of the year(1)

(1)
The Company did not renew the MA-PFFS product line effective January 1, 2010 and is in the process of paying claims liabilities related to prior dates of service.  The Company believes that disclosing adjusted earnings and cash flow figures which exclude the 2010 impact of the MA-PFFS results provides a more meaningful measure of its operating results for comparison to future periods and previously announced guidance.

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Selected First Quarter 2010 Highlights

•
Health Plan Commercial Group Risk Highlights.  Reported commercial group risk premium yields rose to $312.05 PMPM (per member per month) in the quarter, an increase of 5.3% from the prior year quarter.  The health plan commercial group risk MLR was 80.2% in the quarter, a decrease of 70 basis points from the prior year quarter.

•
Medicare Advantage Highlights.  As of March 31, 2010, MA-CCP membership was 190,000, an increase of 14,000 members from the prior year quarter.  The MA-CCP MLR was 85.7% in the quarter.  During the first quarter, the MA-PFFS product line contributed $0.17 EPS largely due to favorable medical cost experience during the claims run-out process.  As previously announced, the Company did not renew this product line effective January 1, 2010.

•
Medicare Part D Highlights.  As of March 31, 2010, Medicare Part D membership was 1,600,000, an increase of 99,000 members from the prior year quarter.  The Medicare Part D MLR was 95.3% in the quarter, a decrease of 650 basis points from the prior year quarter.

•
Medicaid Highlights.  As of March 31, 2010, Medicaid membership was 406,000, an increase of 31,000 members from the prior year quarter.  The Medicaid MLR was 84.0% in the quarter, a decrease of 430 basis points from the prior year quarter.

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2010 Full Year Guidance
•	Risk revenue of $10.00 billion to $10.35 billion
•	Management services revenue of $1.130 billion to $1.175 billion
•	Consolidated revenue of $11.130 billion to $11.525 billion
•	Consolidated MLR of 82.4% to 83.0%
•	Cost of sales expense of $235.0 million to $245.0 million
•	Selling, general, and administrative expense (SG&A) of $1.94 billion to $1.98 billion
•	Depreciation and amortization expense of $137.0 million to $145.0 million
•	Other income of $78.0 million to $84.0 million
•	Interest expense of $80.0 million to $86.0 million
•	Tax rate of 37.0% to 38.0%
•	Diluted share count of 146.5 million to 148.0 million
•	EPS of $2.35 to $2.50
o	EPS guidance range of $2.18 to $2.33 excluding the $0.17 first quarter impact from MA-PFFS as well as any impact from MA-PFFS for the remainder of the year(1)

Mr. Allen F. Wise, chairman and chief executive officer of Coventry, will host a conference call at 8:30 a.m. ET on Friday, April 30, 2010.  To listen to the call, dial toll-free at (888) 542-1139 or, for international callers, (719) 325-2192. Callers will be asked to identify themselves and their affiliations.  The conference call will also be webcast from Coventry’s Investor Relations site at www.coventryhealthcare.com.  Coventry asks participants on both the call and webcast to review and be familiar with its filings with the Securities and Exchange Commission.  A replay of the call will be available for one week at (888) 203-1112 or, for international callers, (719) 457-0820. The access code is 5425706.

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are defined as statements that are not historical facts and include those statements relating to future events or future financial performance. Actual performance may be significantly impacted by certain risks and uncertainties including those described in Coventry’s Annual Report on Form 10-K for the year ended December 31, 2009, as may be updated from time to time in Coventry’s quarterly reports on Form 10-Q.  Coventry undertakes no obligation to update or revise any forward-looking statements.

Coventry Health Care (www.coventryhealthcare.com) is a diversified national managed healthcare company based in Bethesda, Maryland, operating health plans, insurance companies, network rental and workers’ compensation services companies.  Coventry provides a full range of risk and fee-based managed care products and services to a broad cross section of individuals, employer and government-funded groups, government agencies, and other insurance carriers and administrators.

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COVENTRY HEALTH CARE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)

	Quarters Ended
	March 31,
	2010	2009
Operating revenues:	(unaudited)	(unaudited)
Managed care premiums	$2,570,575	$3,240,812
Management services	288,403	292,083
Total operating revenues	2,858,978	3,532,895

Operating expenses:
Medical costs	2,114,343	2,832,997
Cost of sales	59,145	57,876
Selling, general, administrative	494,905	544,020
Depreciation and amortization	35,519	34,677
Total operating expenses	2,703,912	3,469,570

Operating earnings	155,066	63,325
Operating earnings percentage of total revenues	5.4%	1.8%

Interest expense	20,130	22,131
Other income, net	20,287	19,867
Earnings before income taxes	155,223	61,061

Provision for income taxes	57,898	22,953
Income from continuing operations	97,325	38,108

Discontinued operations:
Income from discontinued operations	-	9,607
Income tax provision	-	3,547
Income from discontinued operations	-	6,060

Net earnings	$97,325	$44,168

Net earnings per share:
Basic earnings per share from continuing operations	$0.67	$0.26
Basic earnings per share from discontinued operations	-	0.04
Total basic earnings per share	$0.67	$0.30

Diluted earnings per share from continuing operations	$0.66	$0.26
Diluted earnings per share from discontinued operations	-	0.04
Total diluted earnings per share	$0.66	$0.30

Weighted average shares outstanding, basic	145,782	146,847
Weighted average shares outstanding, diluted	147,281	147,303

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COVENTRY HEALTH CARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	March 31,	December 31,
	2010	2009
	(unaudited)
Assets:

Current assets:
Cash and cash equivalents	$1,370,243	$1,418,554
Short-term investments	6,000	442,106
Accounts receivable, net	264,334	258,993
Other receivables, net	502,535	496,059
Other current assets	232,732	234,446
Total current assets	2,375,844	2,850,158

Long-term investments	2,297,901	1,994,987
Property and equipment, net	266,027	271,931
Goodwill	2,551,884	2,529,284
Other intangible assets, net	464,906	471,693
Other long-term assets	33,526	48,479
Total assets	$7,990,088	$8,166,532

Liabilities and Stockholders’ Equity:

Current liabilities:
Medical liabilities	$1,417,027	$1,605,407
Accounts payable and accrued liabilities	606,479	682,171
Deferred revenue	126,781	110,855
Total current liabilities	2,150,287	2,398,433

Long-term debt	1,599,119	1,599,027
Other long-term liabilities	421,571	456,518
Total liabilities	4,170,977	4,453,978

Stockholders’ equity	3,819,111	3,712,554

Total liabilities and stockholders’ equity	$7,990,088	$8,166,532

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COVENTRY HEALTH CARE, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Amounts in thousands)
(unaudited)

Quarter Ended
March 31, 2010

Cash flows from operating activities:
Net earnings	$97,325
Adjustments to earnings:
Depreciation and amortization	35,519
Amortization of stock compensation	10,515
Changes in assets and liabilities:
Accounts receivable, net	3,599
Medical liabilities	(231,146)
Accounts payable and other accrued liabilities	(104,960)
Deferred revenue	12,301
Other operating activities	(10,076)
Net cash flows from operating activities	(186,923)

Cash flows from investing activities:
Capital expenditures, net	(12,481)
Proceeds from investments, net of purchases	218,149
Payments for acquisitions, net of cash acquired	(66,894)
Net cash flows from investing activities	138,774

Cash flows from financing activities:
Proceeds from issuance of stock	380
Payments for repurchase of stock	(1,279)
Excess tax benefit from stock compensation	737
Net cash flows from financing activities	(162)

Net change in cash and cash equivalents for current period	(48,311)
Cash and cash equivalents at beginning of period	1,418,554
Cash and cash equivalents at end of period	$1,370,243

Cash and Investments:
Cash and cash equivalents	$1,370,243
Short-term investments	6,000
Long-term investments	2,297,901
Total cash and investments	$3,674,144

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COVENTRY HEALTH CARE, INC.
SELECTED OPERATING STATISTICS
 (Unaudited)
	Q1 2010	Total 2009	Q4 2009	Q3 2009	Q2 2009	Q1 2009	Total 2008
Membership by Product (000s)
Health Plan Commercial Risk	1,501		1,418	1,431	1,477	1,501	1,575
Health Plan Commercial ASO	663		685	689	697	702	714
Medicare Advantage CCP	190		186	185	182	176	137
Medicaid Risk	406		402	391	385	375	371
Health Plan Total	2,760		2,691	2,696	2,741	2,754	2,797

Medicare Advantage PFFS	-		329	336	329	318	243
Other National Risk	-		2	5	15	21	24
Other National ASO	482		564	567	571	575	633
Total Medical Membership	3,242		3,586	3,604	3,656	3,668	3,697

Medicare Part D	1,600		1,683	1,636	1,555	1,501	931

Total Membership	4,842		5,269	5,240	5,211	5,169	4,628

Revenues by Product Type (000s)
Commercial Risk	$1,317,221	$5,174,772	$1,257,335	$1,279,571	$1,310,645	$1,327,221	$5,421,984
Commercial Management Services	82,957	346,042	96,896	81,661	83,675	83,810	352,369
Medicare Advantage	507,592	4,901,918	1,247,725	1,268,592	1,224,011	1,161,590	3,177,244
Medicaid Risk	265,771	1,066,231	261,208	281,146	263,039	260,838	1,087,189
Total Health Plan and Medical Services Businesses	2,173,541	11,488,963	2,863,164	2,910,970	2,881,370	2,833,459	10,038,786

Medicare Part D	473,809	1,545,858	347,991	316,654	397,090	484,123	847,702
Other Premiums	25,105	94,562	23,291	23,568	23,746	23,957	64,783
Other Management Services	207,904	850,184	212,054	211,769	215,468	210,893	826,321
Total Specialized Managed Care Businesses	706,818	2,490,604	583,336	551,991	636,304	718,973	1,738,806

Total Premiums	2,589,498	12,783,341	3,137,550	3,169,531	3,218,531	3,257,729	10,598,902
Total Management Services	290,861	1,196,226	308,950	293,430	299,143	294,703	1,178,690
Other/Eliminations	(21,381)	(76,041)	(18,353)	(18,851)	(19,300)	(19,537)	(43,365)
Total Revenue	$2,858,978	$13,903,526	$3,428,147	$3,444,110	$3,498,374	$3,532,895	$11,734,227

Consolidated Coventry
Operating Income % of Revenues	5.4%	3.6%	5.4%	4.4%	2.9%	1.8%	5.0%
SGA % of Revenues	17.3%	15.5%	15.9%	15.3%	15.3%	15.4%	16.5%

Total Medical Liabilities (000s)(2)	$979,173		$900,402	$939,678	$904,711	$898,224	$846,004
Days in Claims Payable (DCP) (2)	54.14		49.45	50.39	48.35	48.54	47.57

Total Debt (millions)	$1,599.1		$1,599.0	$1,708.9	$1,806.8	$1,902.6	$1,902.5
Total Capital (millions)	$5,418.2		$5,311.6	$5,311.6	$5,332.9	$5,402.8	$5,333.1
Debt to Capital	29.5%		30.1%	32.2%	33.9%	35.2%	35.7%

(2)
“Total Medical Liabilities” and “Days in Claims Payable” are calculated consistent with prior disclosures but exclude MA-PFFS for all periods presented due to the Company’s non-renewal of this product line effective January 1, 2010.  These statistics also exclude the effect of the Preferred Health Systems acquisition due to the timing of closing in the middle of the first quarter of 2010.

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COVENTRY HEALTH CARE, INC.
SELECTED REVENUE AND MEDICAL COST STATISTICS
 (Unaudited)

	Q1 2010	Total 2009	Q4 2009	Q3 2009	Q2 2009	Q1 2009	Total 2008
Revenue PMPM
Health Plan Commercial Group Risk	$312.05	$301.63	$306.75	$304.13	$299.79	$296.36	$286.30
Medicare Advantage(3), (4)	$885.26	$855.16	$849.62	$853.90	$857.05	$860.46	$862.60
Medicare Part D(5)	$88.05	$84.40	$83.42	$84.63	$85.27	$84.35	$88.34
Medicaid Risk	$218.76	$229.94	$218.62	$239.22	$230.27	$231.93	$208.50

MLR%
Consolidated Total	82.3%	85.4%	83.2%	84.4%	86.4%	87.4%	84.0%

Health Plan Commercial Group Risk	80.2%	81.9%	82.9%	82.1%	81.7%	80.9%	81.7%
Medicare Advantage(4)	85.7%	89.9%	89.4%	89.4%	90.4%	90.5%	89.0%
Medicare Part D	95.3%	85.7%	64.4%	79.4%	89.9%	101.8%	84.1%
Medicaid Risk	84.0%	87.6%	85.8%	86.1%	90.2%	88.3%	85.3%

(3)	Revenue PMPM excludes the impact of revenue ceded to external parties.

(4)	Beginning with Q1 2010, Medicare Advantage revenue and medical cost statistics represent the MA-CCP business only as the Company did not renew the MA-PFFS product line effective January 1, 2010.

(5)	Revenue PMPM excludes the impact of CMS risk-share premium adjustments and revenue ceded to external parties.

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